SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – April 22, 2010

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24341	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bala Plaza, Suite 300 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

(610) 660-7817

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On April 22, 2010, in accordance with the terms the Option Agreement dated November 19, 2009, by and among Central European Distribution Corporation, a Delaware corporation (the “Company”), Carey Agri International – Poland Sp. z o.o., a Polish limited liability company and subsidiary of the Company, Lion Capital LLP and Lion/Rally Cayman 4 (“Cayman 4”), Lion/Rally Cayman 5 (“Cayman 5”), Lion/Rally Cayman 6 and Lion/Rally Cayman 7 (the “Lion Option Agreement”), the Company exercised its right to issue to Cayman 4 and Cayman 5, in settlement of consideration owed under the Lion Option Agreement, 799,330 shares and 278,745 shares, respectively (collectively, the “Share Issuance”), of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company claimed the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, in connection with the Share Issuance as the Share Issuance was a transaction by the issuer that did not involve a public offering.

Item 8.01.	Other Events.

In accordance with the terms of the Registration Rights Agreement Dated November 19, 2009 by and among the Company, Cayman 4 and Cayman 5, the Company has filed a prospectus supplement with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 in connection with the offering by Cayman 4 and Cayman 5 of an aggregate of 1,078,074 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company will not receive any proceeds from the sale.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the shares of Common Stock being sold.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/S/ CHRISTOPHER BIEDERMANN
Christopher Biedermann
Vice President, Chief Financial Officer

Date: April 22, 2010

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Dewey & LeBoeuf LLP regarding the legality of the shares of Common Stock being sold.